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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


            AWARE, INC. REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS


BEDFORD, Mass., July 31, 2003 - Aware, Inc. (NASDAQ: AWRE), a worldwide leader and innovator of broadband intellectual property, today reported financial results for its second quarter ended June 30, 2003.

Revenues for the second quarter of 2003 were $2.8 million compared to $4.0 million for the same period last year. Net loss for the second quarter of 2003 was $1.8 million, or $0.08 per diluted share, compared to a net loss of $2.1 million, or $0.09 per diluted share, for the year-ago period.

For the six months ended June 30, 2003, revenues were $4.8 million compared to $7.6 million in the same period last year. Net loss for the six months ended June 30, 2003 was $4.8 million or $0.21 per diluted share, compared to a net loss of $4.7 million, or $0.21 per diluted share, for the year-ago period.

Michael Tzannes, chief executive officer, said: "ADSL continues to expand its footprint around the world. We estimate that there have been about 10 million new subscribers added this year bringing the total to approximately 46 million. In addition, the new ADSL2 and ADSL2+ standards, which improve reach, features and data rates, are gaining momentum. We are an industry leader in solutions that implement these standards and while we saw only modest improvements in our business this quarter, we remain optimistic about the future."

Note: Aware's conference call will be broadcast live over the Internet today, July 31, 2003 at 5:00 p.m. Eastern Time. To listen to the call, please go to WWW.AWARE.COM, and click on "Investor Relations." The conference call may also be heard by calling (913) 981-5532. A recording of the call will be available starting at 8:00 p.m. Eastern Time. To access the recording, please call (719) 457-0820. For both calls, please reference the confirmation number: 674689. The webcast and replay recording will be archived on our website.

ABOUT AWARE
Aware, Inc. designs, develops, licenses and markets DSL technology that enables broadband communications over existing telephone networks. Its solutions, including splitterless G.lite, full-rate ADSL, ADSL2, ADSL2+, Dr. DSL(R), StratiPHY(TM), StratiPHY2+(TM), BondedADSL(TM), and G.SHDSL address central office as well as customer premise requirements. More information about Aware can be found at http://www.aware.com.

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SAFE HARBOR WARNING
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL market. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from one customer, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our quarterly report on Form 10-Q for the quarter ended March 31, 2003 and other reports and filings made with the Securities and Exchange Commission.




Contact: Rick Moberg
Aware, Inc.
781-687-0500



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                                                        AWARE, INC.
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                    JUNE 30,                          JUNE 30,
                                                         -------------------------------    ------------------------------
                                                              2003            2002               2003           2002
                                                         --------------- ---------------    --------------- --------------
Revenue:
    Product sales.......................................           $586          $1,095             $1,296         $2,102
    Contract revenue....................................          1,192           2,158              1,522          4,251
    Royalties...........................................          1,039             759              1,946          1,235
                                                         --------------- ---------------    --------------- --------------
     Total revenue.....................................           2,817           4,012              4,764          7,588

Costs and expenses:
    Cost of product sales...............................            191             176                336            342
    Cost of contract revenue............................            287           1,527                550          2,992
    Research and development............................          3,104           3,172              6,552          6,537
    Selling and marketing...............................            625             818              1,200          1,501
    General and administrative..........................            611             681              1,259          1,393
                                                         --------------- ---------------    --------------- --------------
     Total costs and expenses...........................          4,818           6,374              9,897         12,765

Loss from operations....................................         (2,001)         (2,362)            (5,133)        (5,177)
Interest income.........................................            157             232                326            471
                                                         --------------- ---------------    --------------- --------------

Loss before provision for income taxes..................         (1,844)         (2,130)            (4,807)        (4,706)
Provision for income taxes..............................              -
                                                         --------------- ---------------    --------------- --------------

Net loss................................................        ($1,844)        ($2,130)           ($4,807)       ($4,706)
                                                         =============== ===============    =============== ==============


Net loss per share - basic and diluted .................         ($0.08)        ($0.09)            ($0.21)        ($0.21)

Weighted average shares - basic and diluted ............          22,705         22,673             22,701         22,669

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                                                        AWARE, INC.
                                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                                      (IN THOUSANDS)


                                                                                       JUNE 30,            DECEMBER 31,
                                                                                         2003                  2002
                                                                                    ----------------     ------------------

ASSETS
     Cash and investments.....................................................              $43,093              $47,118
     Accounts receivable, net.................................................                  871                1,258
     Property and equipment, net..............................................                9,437               10,038
     Other assets, net........................................................                  895                  823
                                                                                    ----------------     ------------------

     Total assets.............................................................              $54,296              $59,237
                                                                                    ================     ==================



LIABILITIES AND STOCKHOLDERS' EQUITY

     Total current liabilities................................................               $1,488               $1,659

     Total stockholders' equity..............................................                52,808               57,578
                                                                                    ----------------     ------------------

     Total liabilities and stockholders' equity...............................              $54,296              $59,237
                                                                                    ================     ==================
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